FOR IMMEDIATE RELEASE
GREENLIGHT RE APPOINTS JAMES MCNICHOLS
AS NEW CHIEF ACTUARIAL OFFICER

GRAND CAYMAN, Cayman Islands - September 12, 2014 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE), a specialist property and casualty reinsurer based in the Cayman Islands and Ireland, today announced it has appointed James McNichols as its new Chief Actuarial Officer, effective immediately.  Mr. McNichols replaces Claude Wagner, who resigned from the position at the end of June 2014.

“Jim brings more than 30 years of insurance industry and actuarial leadership experience to the Greenlight Re team. We are excited to have someone of his caliber to help advance our client-centric underwriting strategy,” said Bart Hedges, Greenlight Re’s Chief Executive Officer. “Jim’s expertise in reserving and risk modeling are valuable assets as we evaluate and price risk for the various opportunities in our pipeline and develop new solutions for our clients.”

Mr. McNichols joins Greenlight Re from Southport Re, where he was Chief Actuarial Officer since May 2012. Prior to joining Southport Re, he was a Consulting Actuary at Aon Global Risk Consulting from 2007-2011, where he provided quantitative advice for risk pricing, surplus requirements, capital allocation, risk-adjusted returns, and asset-liability portfolio optimization strategies. Previously, Mr. McNichols spent 11 years at XL Group in a variety of roles, including Chief Actuary of XL Capital, Executive Vice President and Chief Operating Officer of XL Financial Assurance, Senior Vice President, Actuary and Risk Underwriter for XL Capital Products, and Vice President and Chief Actuary of XL Re. He has also held actuarial positions at Milliman & Robertson, Ernst & Young, Tillinghast/Towers Perrin and the St. Paul Companies. Mr. McNichols received his B.S. in Psychology (with a minor in financial mathematics) from the University of Illinois, is an Associate of the Casualty Actuarial Society, and is a member of both the American Academy of Actuaries and International Actuarial Association.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.

Contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com